May 6, 1998



Mr. Warren Steckley
216 Sunmount Bay S.E.
Calgary, Alberta, Canada
    T2X 2M8

Dear Mr. Steckley:

      This letter will serve to memorialize our discussions regarding your acceptance of our offer to enter into the employment of Barnwell of Canada, Limited ("BOC").

      The terms of your employment will be as follows, in accordance with our discussions; all dollar amounts in this letter are in Canadian dollars:

      Start:            June 1, 1998 ("Start Date")
      Position:         Executive Vice President and  Chief Operating Officer of
                        BOC
      Annual Salary:    $150,000
      Annual Bonus:     A  guaranteed  minimum  bonus of  $30,000  for the first
                        full  fiscal year of employment.
      Stock Options:    1. 30,000 options to acquire  Barnwell Industries,  Inc.
                           common stock  to  be  granted  at market  price as of
                           the   Start  Date  pursuant  to  action  by  Barnwell
                           Industries, Inc.'s Board of Directors. These options will be in the normal form used by Barnwell, have a ten year term and vest over a five year period at 6,000 shares per year on the anniversary of their grant date.
                        2. 30,000 "phantom"  options in BOC common stock tied to
                           BOC's book value in accordance with a summary sheet provided to you on April 30, 1998. The final terms of such phantom options will be agreed upon between you and BOC on or about your Start Date. These options will have a ten year term and vest over a five year period at 6,000 shares per year on the anniversary of their grant date.

      Other perquisites of your position, including the use of a company car, a Petroleum Club membership and basic terms of our vacation, medical and related employment policies will be discussed with you upon your entering into employment with BOC.

      We are very pleased that you have accepted our offer for employment and we have great confidence in your experience and abilities. We look forward to your having a long and successful career with us.

                                Very truly yours,

                                /s/ Morton H. Kinzler
                                Morton H. Kinzler
                                Chairman, President and CEO
                                Barnwell of Canada, Limited

                                Chairman, President and CEO
                                Barnwell Industries, Inc.

cc:  Russell M. Gifford
     Alexander C. Kinzler